Exhibit 10.17.1

Second Amendment To Lease

This Second Amendment To Lease (“Amendment”) is dated as of this 29th day of March, 2017 (the “Execution Date”), by and between NW AUSTIN OFFICE PARTNERS LLC, a Delaware limited liability company (“Landlord”), and MOLECULAR TEMPLATES, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.Landlord and Tenant entered into that certain Lease (“Initial Lease”) dated as of October 1, 2016, as amended by that certain First Amendment to Lease (“First Amendment”), dated as of January 30, 2017 (the Initial Lease as amended by the First Amendment, the “Original Lease”), whereby Landlord agreed to lease to Tenant certain space in the building with a street address of 9301 Amberglen Boulevard, Austin, Texas, also known as Building J (the “Building”).

B.By this Amendment, Landlord and Tenant desire to modify the Original Lease as provided herein.

C.Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Original Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1.Effectiveness. This Amendment (and all Lease modifications pursuant hereto contained in Section 2 below) shall be effective on the date (the “Effective Date”) Tenant receives $30,000,000.00 or more in the aggregate in additional funding following the date hereof from whatever source (whether via new equity or debt, including without limitation convertible or mezzanine debt, but excluding any grant funding from CPRIT) (such event, the “Tenant Capitalization”) on or before June 23, 2017 (the “Outside Date”).  Funding shall be considered to have been “received” by Tenant if the full amount of the funds were actually disbursed to Tenant, or if a closing with a funding source has occurred which permits Tenant to demand disbursement of the funds following the Outside Date without material prerequisites for disbursement.  Tenant shall provide Landlord with reasonable evidence of the amount of additional funding raised by Tenant upon Landlord’s reasonable request from time to time prior to the Outside Date.  If the Tenant Capitalization has not occurred on or before the Outside Date, then this Amendment shall thereinafter be automatically deemed null and void without the need for further amendment or written instrument.  Notwithstanding the foregoing, Tenant shall have the right to waive the Tenant Capitalization condition to effectiveness of this Amendment by written notice to Landlord (the “Waiver Notice”) delivered on or before the Outside Date.  Upon delivery of the Waiver Notice, this Amendment shall be fully effective regardless of whether Tenant Capitalization has occurred on or before the Outside Date and the date upon which Tenant delivers the Waiver Notice shall be the Effective Date.  If requested by either party, the parties shall execute a certificate memorializing the Effective Date within ten (10) business days of such party’s request, but the effectiveness of this Amendment shall be fully effective upon the Tenant Capitalization or delivery of the Waiver Notice, as the case may be, whether or not such certificate is executed or delivered.

2.Amendments to the Lease. Effective if and only if the Effective Date occurs:

A.The Expansion of the Leased Premises. Pursuant to the Original Lease, Landlord has agreed to lease to Tenant that certain office space containing approximately 22,382 rentable square feet located on the first (1st) floor of the Building (collectively, the “Existing Premises”).  Tenant shall, in addition to the Existing Premises, also lease that certain space located on the first (1st) floor of the Building, consisting of approximately 10,765 rentable square feet, as shown on the floor plan attached hereto as Exhibit A and made a part hereof, hereinafter referred to as the “Second Expansion Space,” for a total aggregate square footage of 33,147 rentable square feet.  The Second Expansion Space shall be leased by Tenant on all the same terms and conditions set forth in the Original Lease, as amended by this Amendment, effective as of the Lease Commencement Date.  Without limitation, the Leased Premises (including the Second Expansion Space) are being delivered to Tenant vacant and broom cleaned and otherwise in their AS IS condition, WITH ALL FAULTS, in accordance with, and subject to, Paragraph 2.4 of the Lease.  Notwithstanding the foregoing, Landlord shall cause the baseboard in the Second Expansion Space to be installed in a good and workmanlike manner prior to the later of the Lease Commencement Date or thirty (30) days after the Effective Date.  Effective as of the Effective Date, all references to the “Leased Premises” in the Lease shall mean and refer to the Existing Premises as expanded by the Second Expansion Space.  Notwithstanding anything to the contrary contained in the Original Lease or this Amendment, however, Tenant hereby acknowledges and agrees that the Second Expansion Space is currently subject to that certain Lease between Landlord and Zimmer Holdings, Inc.  (“Zimmer”), as tenant, dated as of October 19, 2006, as amended, supplemented and otherwise modified, and Tenant’s rights in or access to the Second Expansion Space pursuant to this Amendment shall commence on June 1, 2017.  Further, for the avoidance of doubt, Landlord has not made any representations or promises with respect to, nor has Landlord agreed to deliver, any unattached, moveable partitions, trade fixtures, moveable equipment or furniture, lab equipment fixtures or improvements currently located in the Leased Premises which may be removed without structural damage to the Building or Leased Premises (collectively, the “Removables”).  Landlord shall have no obligation to ensure that such Removables located within the Second Expansion Space shall be removed or remain.

B.Extension of the Lease Term. Notwithstanding anything to the contrary contained in the Original Lease, the Lease Term shall be increased to seventy-two (72) months, and the Lease Expiration Date shall be May 31, 2023 with respect to the entire Leased Premises.  All references to “Term” in the Lease and this Agreement shall be deemed references to the Term, as extended by this Amendment.

C.Base Monthly Rent. Attached hereto as Exhibit B is a consolidated rent schedule showing the Base Monthly Rent payable for all of the Leased Premises leased by Tenant throughout the Lease Term, which the parties agree is accurate, complete and, effective as of the Effective Date, shall supersede the Base Monthly Rent schedule set forth in Section 4 of the First Amendment.  Tenant shall pay to Landlord, on or before the Lease Commencement Date, the first installment of Monthly Base Rent and Additional Rent for the Second Expansion Space in an amount of $27,769.47 as prepayment of rent for credit against the first installment of Base Monthly Rent and Additional Rent due under the Lease (comprised of $17,807.10 in Base Monthly Rent and $9,962.37 in Additional Rent).  Except as amended herein, Rent for the Leased Premises shall otherwise to be payable in accordance with the provisions of the Original Lease.

D.Rental Abatement. Section 5 of the First Amendment is hereby deleted.  Notwithstanding anything to the contrary contained in Section 2(C) above, and provided that Tenant is not in default, beyond applicable periods of notice and grace, of its monetary and material non-monetary obligations under the Lease, and in addition to the abatement provided in the Initial Lease as such abatement is amended below by this Amendment with respect to the portion of the Lease Premises initially demised thereunder, Landlord agrees to abate Tenant’s obligation to pay Base Monthly Rent for the Second Expansion Space and the Expansion Space (as defined in the First Amendment) for the initial seven (7) full months of the Lease

Term.  Further, Landlord agrees to abate Tenant’s obligation to pay Base Monthly Rent for the entirety of the Leased Premises during the eighth (8th) full calendar month of the Lease Term.  However, notwithstanding anything to the contrary contained in the Original Lease, during the Base Rent Abatement Period (defined below), Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease.  If a default by Tenant under the Lease results in early termination of the Lease, then as a part of the recovery permitted by the Lease, Landlord shall be entitled to the recovery of the Base Monthly Rent that was abated during the initial four (4) full months of the Lease Term.

The second paragraph of Paragraph 3.1(a) of the Initial Lease is hereby deleted and replaced in its entirety with the below:

“Base Monthly Rent for the Leased Premises described in the Initial Lease is payable at a reduced rate during the first twelve (12) full calendar months of the Lease Term (the “Base Rent Abatement Period”), as if such premises contained only 12,000 rentable square feet, and no Base Monthly Rent is payable for the Leased Premises described in the Initial Lease with respect to the eighth (8th) month of the Lease Term.  Base Monthly Rent for the Expansion Space and Second Expansion Space is not payable during the initial eight (8) full months of the Lease Term.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the option (the “Lump Sum Payment Option”) to require Tenant to pay Base Monthly Rent for so much of the Base Rent Abatement Period as remains following Landlord’s notice as hereinafter provided at the rate of $53,133.33 per month, beginning on the date (the “Base Monthly Rent Start Date”) set forth in the Lump Sum Payment Option Notice (defined below), which shall in no event be a date prior to payment to Tenant of the Abated Rent Lump Sum Payment.  To exercise the Lump Sum Payment Option, Landlord must (i) provide written notice to Tenant of such exercise (the “Lump Sum Payment Option Notice”) and (ii) pay to Tenant an amount (the “Abated Rent Lump Sum Payment”) equal to the sum of (i) Base Monthly Rent that would be payable for the remaining Base Rent Abatement Period at the rate of $53,133.33 per month, less (ii) the Base Monthly Rent that was otherwise payable by Tenant pursuant to the Lease during the Base Rent Abatement Period.  By way of example, if Landlord delivers the Lump Sum Payment Option Notice prior to November 1, 2017, with respect to the calendar month November 2017 (the sixth full calendar month of the Lease Term which month falls within the Base Rent Abatement Period), Landlord would pay Tenant, for such month the amount of (i) $53,133.33 less (ii) $18,750 (which represents the Base Rent which would have been payable for the entirety of the Leased Premises in the event Landlord had not delivered the Lump Sum Payment Option Notice, as provided on Exhibit B to the Second Amendment to Lease), and (y) the calendar month February 2018 (the ninth full calendar month of the Lease Term which month falls within the Base Rent Abatement Period), Landlord would pay Tenant, for such month in the amount of (i) $53,133.33 less (ii) (42,958.73).  (which represents the Base Rent which would have been payable for the entirety of the Leased Premises in the event Landlord had not delivered the Lump Sum Payment Option Notice, as provided on Exhibit B to the Second Amendment to Lease).  If Landlord elects its Lump Sum Payment Option, the Abated Rent Lump Sum Payment shall be made, at Landlord’s election (a) within thirty (30) days of Tenant’s receipt of the Lump Sum Payment Option Notice, or (b) on the closing date of any financing or sale of the Building by Landlord (the date of such payment is hereinafter referred to as the “Lump Sum Payment Date”), but, in either event, not later than the Base Monthly Rent Start Date.  If Landlord fails to pay the Abated Rent Lump Sum Payment by the Lump Sum Payment Date or the financing or sale transaction for the Building, if applicable, expires or is terminated or deemed null and void for any reason, Landlord’s exercise of the Lump Sum Payment Option shall be deemed null and void and of no further force or effect and the

Abated Rent Lump Sum Payment, if theretofore paid by Landlord to Tenant, shall promptly be returned by Tenant to Landlord.  If the Base Monthly Rent Start Date is on a day other than the first day of a calendar month and Landlord has then paid the Abated Rent Lump Sum Payment, then Tenant shall pay any Base Monthly Rent payable hereunder for the period from the Base Monthly Rent Start Date through the last day of such calendar month (less any amounts paid previously paid by Tenant on account of such period), with the next installment of Base Monthly Rent due for the calendar month following the month in which such Lump Sum Payment Notice is effective.”

The schedule contained in Section 5 of Exhibit E to the Initial Lease is hereby deleted in its entirety and replaced with the following:

Period	Base Monthly Rent
Months **-12	$53,133.33
Months 13-24	$54,514.85
Months 25-36	$55,895.98
Months 37-48	$57,662.77
Months 49-60	$59,043.90
Months 61-72	$60,425.02

E.Tenant’s Pro Rata Share. “Tenant’s Building Share” is hereby amended to be 65.54%, and “Tenant’s Project Share” is hereby amended to be 6.10%, subject in each case to adjustment in accordance with Article I of the Lease.

F.Security Deposit.

i.Section 7 of the First Amendment is hereby deleted in its entirety.

ii.Notwithstanding anything to the contrary contained in the Original Lease, on or before the Commencement Date, Tenant shall deliver to Landlord: (i) a substitute or replacement Letter of Credit in the amount of Two Hundred Sixty Eight Thousand Fifty-Eight and 20/100 Dollars ($268,058.20), in the form and as required under the Lease, or (ii) an amendment to the Letter of Credit (the “Original Letter of Credit”) delivered with respect to Leased Premises at the time of execution of the Initial Lease pursuant to which the maximum amount available under said letter of credit, as so amended, is increased to Two Hundred Sixty Eight Thousand Fifty-Eight and 20/100 Dollars ($268,058.20), or (iii) One Hundred Twenty Two Thousand Three Hundred Sixty Eight and 76/100 Dollars ($122,368.76), in cash, immediately available funds, or letter of credit form in accordance with the Lease, to be held by Landlord, together with the previous amounts delivered as the Security Deposit, as the Security Deposit.  From and after the delivery of the foregoing, the term “Security Deposit” as used in the Lease shall mean Two Hundred Sixty Eight Thousand Fifty-Eight and 20/100 Dollars ($268,058.20).  Furthermore, in the last paragraph of Paragraph 3.7 in the Initial Lease, (i) the “$48,563.15” amount is hereby amended and replaced with “$89,352.67,” and (ii) the “$10,000,000” amount is hereby amended and replaced with “$30,000,000.00.” In the event that Tenant elects to deliver a substitute or replacement Letter of Credit pursuant to clause (i) above, Landlord shall cooperate and coordinate the concurrent return of the Original Letter of Credit to Tenant or the issuing bank, as the case may be, in accordance with the instructions of the issuing bank.  Notwithstanding anything to the contrary set forth in this Subsection F(ii), if the Effective Date occurs as a result of Tenant’s Capitalization, the Security Deposit shall be $89,352.68 as of the Effective Date and Landlord shall either accept an amended Letter of Credit to reflect the reduced amount, or simultaneously return the Letter of Credit to Tenant upon receipt of a replacement Letter of Credit in the reduced amount or promptly return to Tenant the remaining balance of the cash Security Deposit.

G.Termination Right and Payment. Section 8 of the First Amendment is hereby deleted in its entirety and Article 17 of the Initial Lease is hereby deleted in its entirety.

H.Tenant Improvement Allowance. The term “Tenant Improvement Allowance,” as defined in the Work Letter and amended by Section 3 of the First Amendment, is hereby revised to mean “$165,735.00” (based upon $5.00 per rentable square foot of the Leased Premises) solely for the costs relating to the Improvement Work and Tenant Improvements and as otherwise set forth in the Initial Lease.  Furthermore, (i) the “$5,595.50” amount in the last full sentence of Paragraph 2(a) in the Work Letter (as amended by Section 3 of the First Amendment), is hereby amended and replaced with “$8,286.75” and (ii) the “$2,238.20” amount in the last paragraph of Paragraph 2 of the Initial Lease, as amended by Section 3 of the First Amendment, is hereby amended and replaced with “$3,314.70.” Other than the Tenant Improvement Allowance provided herein, and except to the extent expressly provided in the Original Lease, Landlord shall not be responsible for the payment or performance of any improvements or alterations to the Leased Premises and, except to the extent expressly provided in the Original Lease, Tenant agrees to accept the same (including the Second Expansion Space) in their “as is” condition as of the Lease Commencement Date.

J.Generator, RO/DI System, and Chiller. Tenant shall continue to have the right to use the Generator in accordance with Paragraph 5.2(f) of the Initial Lease, but Landlord shall have no obligation to perform the work contemplated by the first sentence of such Paragraph 5.2(f), nor shall Tenant have any obligation to reimburse Landlord for such work.  Similarly, Landlord shall have no obligation to perform the work contemplated by the fourth sentence of Paragraph 5.2(g) of the Initial Lease with respect to the RO/DI System and Chiller System, nor shall Tenant have any obligation to reimburse Landlord for costs of work contemplated by such fourth sentence of Paragraph 5.2(g).  Tenant shall continue to have the right to use the RO/DI System and Chiller System in accordance with Paragraph 5.2(g) of the Initial Lease.

3.Broker.  Landlord and Tenant each represents, warrants and agrees to the other that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than Landlord’s Broker and Tenant’s Broker, respectively, in negotiating or consummating this Amendment.  Landlord and Tenant each agrees to indemnify, defend with competent counsel, and hold the other harmless from and against any claim for commission or finder’s fee by any person or entity who claims or alleges that they were retained or engaged by it or at its request in connection with this Amendment, other than Landlord’s Broker and Tenant’s Broker.  Landlord shall pay any commission or fee due to Tenant’s Broker in connection with this Amendment.

4.Tenant Representations.  Each person executing this Amendment on behalf of Tenant represents and warrants to Landlord that: (a) Tenant is properly formed and validly existing under the laws of the state in which Tenant is formed and Tenant is authorized to transact business in the state in which the Building is located; (b) Tenant has full right and authority to enter into this Amendment and to perform all of Tenant’s obligations hereunder; and (c) each person (and both persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

5.Defaults. Tenant hereby represents and warrants to Landlord that, to the knowledge of Tenant, as of the date of this Amendment, Landlord and Tenant are in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant does not know of any event or circumstance which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

Landlord hereby represents and warrants to Tenant that, to the knowledge of Landlord, as of the date of this Amendment, Landlord and Tenant are in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Landlord does not know of any event or circumstance which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

6.No Further Modification.  Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Leased Premises (including the Second Expansion Space) and shall remain unmodified and in full force and effect.

7.Counterparts and Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.  This Amendment may be executed by a party’s signature transmitted by electronic means, and copies of this Amendment executed and delivered by means of electronic signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.  All parties hereto may rely upon electronic signatures as if such signatures were originals.  Any party executing and delivering this Amendment electronically shall promptly thereafter deliver a counterpart signature page of this Amendment containing said party’s original signature.  All parties hereto agree that an electronic signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

8.Condition Precedent To Lease Amendment. Landlord’s obligations hereunder are subject to the receipt by Landlord, no later than fifteen (15) business days after the Execution Date, of the Lender’s Consent, as hereinafter defined.  Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Amendment shall, at Landlord’s option, thereupon be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder.  As used herein, the term “Lender’s Consent” means a written consent to this Amendment in form reasonably satisfactory to Landlord, executed by the holder of the promissory note (the “Lender”) secured by any deed of trust encumbering the fee interest in the real property of which the Leased Premises are a part.  Landlord hereby represents that it has previously received the consent of the Lender to the Initial Lease and the First Amendment.

Tenant’s obligations hereunder are subject to the receipt by Tenant, no later than fifteen (15) business days after the Execution Date, of a Subordination and Non-disturbance Agreement executed by Lender in form and substance substantially similar to the form attached hereto as Exhibit C. If the Subordination and Non-disturbance Agreement is not received by Tenant on or before such date, this Amendment shall, thereupon be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD:

NW AUSTIN OFFICE PARTNERS LLC,
a Delaware limited liability company

By:	NW Austin Holdco LLC, a Delaware limited liability company, its Manager
By:	Menlo Equities V LLC, a California limited liability company, its Manager
By:	Diamant Investments LLC, a Delaware limited liability company, its Member
By:	/s/Richard HolmstromDated: March 29 , 2017 Richard Holmstrom, Manager

TENANT:

MOLECULAR TEMPLATES, INC.
a Delaware corporation

By:	/s/Jason Kim Printed Name: Jason Kim Title: President & CFODated: March 28 , 2017

EXHIBIT A

OUTLINE OF EXPANSION SPACE

Exhibit A

EXHIBIT B

CONSOLIDATED RENT SCHEDULE

Exhibit B

EXHIBIT C

FORM OF SNDA

REQUESTED BY
AND WHEN RECORDED MAIL TO:

U.S. Bank National Association

Attn:
Loan No.:

THIS SPACE ABOVE FOR RECORDER’S USE

SUBORDINATION, NONDISTURBANCE
AND ATTORNMENT AGREEMENT

NOTICE:THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

This Subordination, Nondisturbance and Attornment Agreement (“Agreement”) is entered into as of the ___ day of __________, 201__ by and among ______________________________________ (“Tenant”), NW Austin Office Partners LLC, a Delaware limited liability company (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, “Agent”) for the Lenders (as defined below).

Factual Background

A.Borrower owns certain real property in the County of ______________, State of Texas, more particularly described in Exhibit “A” attached and made a part hereof by this reference.  The term “Property” herein means that real property together with all improvements (the “Improvements”) located on it.

B.Borrower obtained a loan (the “Loan”) as provided in a Loan Agreement dated as of November 10, 2015 (the “Loan Agreement”) between Borrower, Agent and the “Lenders” now or hereafter existing thereunder (“Lenders”).  The Loan is or will be evidenced by one or more promissory notes (collectively, the “Notes”) which are or will be secured by a deed of trust encumbering the Property (the “Deed of Trust”) with an assignment of rents.  The Loan Agreement, the Notes, the Deed of Trust, this Agreement and all other documents and instruments identified in the Loan Agreement as “Loan Documents,” all as amended from time to time, shall be collectively referred to herein as the “Loan Documents.”

C.Tenant and Borrower (as landlord) have entered into that certain lease described in Exhibit “B” attached hereto and made a part hereof by this reference (the “Lease”) under which Borrower leased to Tenant a portion of the Improvements located within the Property and more particularly described in the Lease (the “Premises”).

Exhibit C - Page 1

D.It is a requirement of the Loan to Borrower that Tenant agree, among other things, to subordinate Tenant’s rights under the Lease to the lien of the Loan Documents and to attorn to Agent and Lenders on the terms and conditions of this Agreement.  Tenant is willing to agree to such subordination and attornment and other conditions, provided that Agent (on behalf of itself and the Lenders) agrees to a nondisturbance provision, all as set forth more fully below.

Agreement

Therefore, the parties agree as follows:

1.

Subordination.  The Loan Documents and all supplements, amendments, modifications, renewals, replacements and extensions of and to them shall unconditionally be and remain at all times a lien on the Property prior and superior to the Lease, to the leasehold estate created by it, and to all rights and privileges of Tenant under it.  The Lease and leasehold estate, together with all rights and privileges of Tenant under the Lease, are hereby unconditionally made subordinate to the lien of the Loan Documents in favor of Agent and/or Lenders.  Tenant consents to Borrower, Lenders and Agent entering into the Deed of Trust and the other Loan Documents.  Tenant further declares, agrees and acknowledges that in making disbursements under the Loan Documents, neither Agent nor Lenders have any obligation or duty to, nor have Agent or Lenders represented that any of them will, see to the application of such proceeds by the person or persons to whom they are disbursed by Agent or Lenders, and any application or use of such proceeds for purposes other than those provided for in the Loan Documents shall not defeat the subordination made in this Agreement, in whole or in part.

2.

Definitions of “Transfer of the Property” and “Purchaser.”  As used herein:  (i) the term “Transfer of the Property” means any transfer of Borrower’s interest in the Property by foreclosure, trustee’s sale or other action or proceeding for the enforcement of the Deed of Trust or by deed in lieu thereof; (ii) the term “Purchaser” means any transferee, including (if applicable) any Lender Purchaser (as defined below) of the interest of Borrower as a result of any such Transfer of the Property and also includes any and all successors and assigns of such transferee; and (iii) the term “Lender Purchaser” means (as applicable), Agent, any Lender or Lenders, or any affiliate or designee of any of them, that becomes a Purchaser.

3.

Nondisturbance.  The enforcement of the Deed of Trust shall not terminate the Lease or disturb Tenant in the possession and use of the Premises unless at the time of foreclosure Tenant is in default (beyond applicable periods of notice and grace) under the Lease or this Agreement, and Agent so notifies Tenant in writing at or prior to the time of the foreclosure sale that the Lease will be terminated by foreclosure because of such default.  The nondisturbance herein granted is subject to Section 5 below.  This nondisturbance applies to any option to extend or renew the Lease term which is set forth in the Lease as of the date of this Agreement.

4.

Attornment.  Subject to Section 3 above, if any Transfer of the Property should occur, Tenant shall and hereby does attom to Purchaser, including Agent if it should be the Purchaser, as the landlord under the Lease, and Tenant shall be bound to Purchaser under all of the terms, covenants and conditions of the Lease for the balance of the Lease term and any extensions or renewals of it which may then or later be in effect under any validly exercised extension or renewal option contained in the Lease, all with the same force and effect as if Purchaser had been the original landlord under the Lease.

This attornment shall be effective and self-operative without the execution of any further instruments upon Purchaser’s succeeding to the interest of the landlord under the Lease.

Exhibit C - Page 2

5.

Subordination of Options and Rights of First Refusal.  The Loan Documents and all supplements, amendments, modifications, renewals, replacements and extensions of and to them shall unconditionally be and remain at all times a lien on the Property prior and superior to any existing or future right of Tenant, whether arising out of the Lease or otherwise, to exercise any option or right of first refusal to:

(a)purchase the Premises or the Property or any interest or portion in or of either of them; or

(b)expand into other space in the Improvements.

Tenant specifically agrees and acknowledges that upon any Transfer of the Property, any such purchase or expansion option or right of first refusal, whether now existing or in the future arising, shall terminate and be inapplicable to the Property notwithstanding the nondisturbance granted to Tenant in Section 3 above.  If any option or right of first refusal to purchase is exercised prior to a Transfer of the Property, any title so acquired to all or any part of the Property shall be subject to the lien of the Loan Documents, which lien shall in no way be impaired by the exercise of such option or right of first refusal.  Agent and Lenders specifically reserves all of their rights to enforce any accelerating transfer, due on sale, due on encumbrance or similar provision in the Deed of Trust or any other Loan Document.

6.

Notices of Default; Material Notices; Agent’s Rights to Cure Default.  Tenant shall send a copy of any notice of default or similar statement with respect to the Lease to Agent at the same time such notice or statement is sent to Borrower.  In the event of any act or omission by Borrower which would give Tenant the right to terminate the Lease or to claim a partial or total eviction, Tenant shall not exercise any such right or make any such claim until it has given Agent written notice of such act or omission and has given Agent the following applicable cure period to remedy such default:  (i) with respect to monetary defaults, thirty (30) days after the expiration of Landlord’s cure period with respect to such monetary default; or (ii) with respect to nonmonetary defaults, sixty (60) days after the expiration of Landlord’s cure period with respect to such nonmonetary default, provided that if Agent commences a cure of such nonmonetary default within the prescribed period, and thereafter diligently pursues such cure to completion, the cure period shall be extended to provide Agent sufficient time to complete such cure.  Acts taken by Agent to obtain possession of the Property shall be deemed acts taken to cure.  Nothing in this Agreement, however, shall be construed as a promise or undertaking by Agent or Lenders to cure any default of Borrower.

7.

Limitation on Agent’s and Lenders’ Liability.  Except as otherwise provided in Section 4 above, nothing in this Agreement shall be deemed or construed to be an agreement by Agent or any Lender to perform any covenant of Borrower as landlord under the Lease.  Tenant agrees that if any Lender Purchaser acquires Borrower’s interest in the Property by virtue of a Transfer of the Property, then (notwithstanding Section 4 above), upon a subsequent transfer of the Property by such Lender Purchaser to a new owner, such Lender Purchaser shall have no further liability under the Lease after said transfer.

8.	Limitation on Liability. No Purchaser who acquires title to the Property shall have any obligation or liability beyond its interest in the Property.
9.	Tenant’s Covenants. Tenant agrees that during the term of the Lease, without Agent’s prior written consent, Tenant shall not:

(a)pay any rent or additional rent more than one month in advance to any landlord including Borrower; or

Exhibit C - Page 3

(b)cancel, terminate or surrender the Lease, except at the normal expiration of the Lease term or as provided in Section 6 above; or

(c)enter into any amendment, modification or other agreement relating to the Lease; or

(d)assign or sublet any portion of the Lease or the Premises, except as expressly permitted in the Lease.

10.

Purchaser Not Obligated.  Any Purchaser (including, if applicable, any Lender Purchaser) shall not: (a) be liable for any damages or other relief attributable to any act or omission of any prior Landlord under the Lease including Borrower; or (b) be subject to any offset or defense not specifically provided for in the Lease which Tenant may have against any prior landlord under the Lease; or (c) be bound by any prepayment by Tenant of more than one month’s installment of rent; or (d) be obligated for any security deposit not actually delivered to Purchaser; or (e) be bound by any modification or amendment of or to the Lease unless the amendment or modification shall have been approved in writing by Agent.

11.	Tenant’s Estoppel Certificate.

(a)True and Complete Lease.  Tenant represents and warrants to Agent and Lenders that Exhibit B accurately identifies the Lease and all amendments, supplements, side letters and other agreements and memoranda pertaining to the Lease, the leasehold and/or the Premises.

(b)Tenant’s Option Rights.  Tenant has no right or option of any nature whatsoever, whether arising out of the Lease or otherwise, to purchase the Premises or the Property, or any interest or portion in or of either of them, to expand into other space in the Improvements or to extend or renew the term of the Lease, except as described in the attached Exhibit C.

(c)No Default. As of the date of this Agreement, Tenant represents and warrants that to the best of Tenant’s knowledge there exist no events of default or events that with notice or the passage of time or both would be events of default under the Lease on either the Tenant’s part or the Borrower’s, nor is there any right of offset against any of Tenant’s obligations under the Lease, except as described in the attached Exhibit D. Tenant represents and warrants that the Lease is in full force and effect as of the date of this Agreement.

12.

Integration; Etc. This Agreement integrates all of the terms and conditions of the parties’ agreement regarding the subordination of the Lease to the Loan Documents, attornment, nondisturbance and the other matters contained herein.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including the Lease, the terms, conditions and provisions of this Agreement shall prevail.  This Agreement may not be modified or amended except by a written agreement signed by the parties or their respective successors in interest.  This Agreement may be executed in counterparts, each of which is an original but all of which shall constitute one and the same instrument.

13.Notices.  All notices given under this Agreement shall be in writing and shall be given by personal delivery, overnight receipted courier or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below.  Notices shall be effective upon receipt (or on the date when proper delivery is refused).  Addresses for notices may be changed by any

Exhibit C - Page 4

party by notice to all other parties in accordance with this Section.  Service of any notice on any one Borrower shall be effective service on Borrower for all purposes.

To Agent:	U.S. Bank National Association Attention: Loan Administration
To Borrower:
To Tenant:

14.Attorneys’ Fees.  If any lawsuit, judicial reference or arbitration is commenced which arises out of or relates to this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys’ fees, including the costs for any legal services by in-house counsel, in addition to costs and expenses otherwise allowed by law.

15.WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH THE LEASE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF, WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

16.Miscellaneous Provisions.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.  This Agreement is governed by the laws of the State of California without regard to the choice of law rules of that State.  This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement by Agent or Lenders.  As used herein, the word “include(s)” means “include(s) without limitation,” and the word “including” means “including but not limited to.” Agent, at its sole discretion, may but shall not be obligated to record this Agreement.  The term “Agent” as used herein shall include all successor administrative agents of the Lenders pursuant to the Loan Agreement, or if there is no administrative agent, shall include all then existing Lenders.

Exhibit C - Page 5

NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

Exhibit C - Page 6

TENANT:

a

By:	[Printed Name and Title]
By:	[Printed Name and Title]

BORROWER:

a

By:	[Printed Name and Title]
By:	[Printed Name and Title]

Exhibit C - Page 7

AGENT:

U.S. BANK NATIONAL ASSOCIATION,
a national banking association,

a

By:	[Printed Name and Title]
By:	[Printed Name and Title]

a

By:	[Printed Name and Title]
By:	[Printed Name and Title]

Exhibit C - Page 8

EXHIBIT A TO SNDA

PROPERTY DESCRIPTION

Exhibit A to SNDA

EXHIBIT B TO SNDA

IDENTIFY LEASE AND LIST ALL AMENDMENTS,
SUPPLEMENTS, SIDE LETTERS AND OTHER AGREEMENTS
AND MEMORANDA PERTAINING TO LEASE, PREMISES OR PROPERTY

Exhibit B to SNDA

EXHIBIT C TO SNDA

LIST OF PURCHASE, EXPANSION, FIRST REFUSAL,
EXTENSION AND RENEWAL OPTIONS

Exhibit C to SNDA

EXHIBIT D TO SNDA

LIST ANY EXISTING DEFAULTS OR OFFSETS UNDER LEASE

Exhibit D to SNDA

ACKNOWLEDGMENTS

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF	)
COUNTY OF	)

On _______________, before me, _______________, a Notary Public, personally appeared ______________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ____________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature  ______________________

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF	)
COUNTY OF	)

On _______________, before me, _______________, a Notary Public, personally appeared ______________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature  ______________________

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF	)
COUNTY OF	)

On _______________, before me, ____________________, a Notary Public, personally appeared _________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of __________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature  _________________________